Exhibit 99.1

INmune Bio to Detail XPro1595 Registrational Strategy in Upcoming Alzheimer’s Webinar

Webinar on February 27 at 9:30 AM ET will have key opinion leaders discuss recent and upcoming clinical development of XPro1595

Boca Raton, FL, Feb. 22, 2026 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (“INmune” or the “Company”), a late-stage biotechnology company focused on inflammation and immunology, will host a webinar focused on the registrational pathway of XPro1595 (“XPro™”) for the treatment of early Alzheimer’s disease on February 27, 2026 at 9:30 a.m. ET.

Post the completion of the Phase 2 MINDFuL trial, along with feedback from the FDA in a recent End-Of-Phase 2 meeting, the Company has received alignment supporting advancement to a registrational study in patients with Alzheimer’s Disease with biomarkers of Inflammation.

Webinar Focus: From Phase 2 Results to Phase 3 Readiness

XPro™ is a next-generation, selective soluble TNF inhibitor designed to selectively neutralize soluble TNF (sTNF) and restore immune homeostasis in the brain, without affecting transmembrane TNF (tmTNF) or TNF receptors.

The webinar will be organized around three core topics:

1. MINDFuL Trial Results and Path to the FDA End-of-Phase 2 Meeting A detailed presentation of MINDFuL Phase 2 trial results, including key biological and clinical findings, and how those results informed the Company's End-of-Phase 2 meeting with the FDA. Discussion will highlight the impact of the enrichment strategy and the biomarker data that shaped the FDA dialogue.

2. Registrational Study Design and FDA Feedback An overview of, and rationale for, the registrational study design and the specific FDA feedback received that supports advancement of XPro™ in a biomarker enriched population.

3. Path to Phase 3 and Maximizing XPro™'s Potential Through Global Partnership A forward-looking discussion on the strategic roadmap to Phase 3, including the Company's approach to securing a global partnership to maximize the clinical and commercial potential of XPro™ and accelerate its development for patients with Alzheimer's Disease with Inflammation worldwide.

Featured Clinical Experts

The webinar will feature a presentation of MINDFuL trial results by Dr. Michael Woodward, Associate Professor at the Memory Clinic at Austin Health (Australia), and an expert clinical discussion by Dr. Sharon Cohen, MD, FRCPC, Medical Director at the Toronto Memory Program (Canada). Both physicians served as site investigators in the MINDFuL trial and are internationally recognized as Key Opinion Leaders in Alzheimer's disease research.

Registration Details

To register for the webinar on February 26, 2026, at 9:30 a.m. ET, click here or copy and paste the link below:

https://events.teams.microsoft.com/event/1b0d5c6b-354c-42a0-aa2f-5e4caf91d689@62709ef1-3de5-474b-be74-625402fa32a9

About Dr. Woodward

Associate Professor Michael Woodward is Head of Aged Care Research and the Memory Clinic at Austin Health in Melbourne, Victoria. He is a specialist in geriatric medicine with major interests in the treatment of Alzheimer’s disease (AD) and other dementias. He is Principal Investigator for numerous research trials of new therapies for AD and related disorders. He is immediate Past President of the AC4R – now called Dementia Trials Australia, that brings together researchers into therapeutic agents for dementia. He is also a member of the Board of the Dementia Alzheimer Research Foundation, which annually administers over $10 million of dementia research funding. He is one of now 3 Honorary Medical Advisors for Dementia Australia.

Michael Woodward’s publication record includes over 140 original research and review articles.
He is a Fellow of the Australian Association of Gerontology (AAG), the Australian and New Zealand Society for Geriatric Medicine, the Australian Wound Management Association (AWMA- now Wounds Australia) and of the Royal Australasian College of Physicians (RACP) and has long served each of these professional bodies, including being President of AWMA and AAG (Vic) and chairing the Committee for Physician Training that oversaw the training of all RACP trainees. He is currently Chair of the Accreditation Committee of the Adult Division of the RACP, accrediting training and training sites for Basic Physician Training and sits on the Adult Division Education Committee of that College.

About Dr. Sharon Cohen

Dr. Cohen is a behavioral neurologist known for her excellence in patient care, teaching, and clinical research. She completed her neurology residency and behavioral neurology fellowship at the University of Toronto. She is the Medical Director and site Principal Investigator (PI) of Toronto Memory Program, a community-based medical facility that she established in 1996 for the purpose of enhancing diagnosis, care, and therapeutic options for individuals with or at risk of Alzheimer’s disease and related disorders. Under her guidance, Toronto Memory Program’s multidisciplinary team has grown to a staff of 60 individuals. Its memory clinic and research site are among the most active in Canada. Dr. Cohen has over 30 years of experience in clinical research and has been a site PI for over 180 pharmacological trials. Her site has been credited as a “go to” center for Alzheimer’s disease trials and has been awarded for superior performance and quality in clinical research. Dr. Cohen represents Canada on international advisory boards and steering committees and is a consultant to a wide range of stakeholders in dementia including government organizations and patient advocacy groups. She is a frequent lecturer and contributes to media events including those on medical ethics. She is known for her advocacy of individuals with neurodegenerative diseases.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication, visit our website at www.inmunebio.com.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: (1) CORDStrom™, a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal/Stem cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa; (2) XPro™, a Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform designed to selectively neutralize soluble TNF, a key driver of inflammation and innate immune dysfunction; and (3) INKmune®, a cell-based medicine designed to prime a patient’s natural killer cells to eliminate minimal residual disease in patients with cancer. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages, and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release related to the development or commercialization of product candidates and other business and financial matters, including without limitation, trial results and data, including trial results, timing of key milestones, future plans or expectations, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to several risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements because of these risks and uncertainties. CORDstrom™, XPro1595™ (XPro™, pegipanermin), and INKmune®™ have either finished clinical trials, are still in clinical trials or are preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA), the UK MHRA or any regulatory body and there cannot be any assurance that they will be approved by the FDA, the UK MHRA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contacts:

David Moss
Chief Executive Officer
(561) 710-0512
info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com

Daniel Carlson

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